Exhibit 24.1

POWER OF ATTORNEY

Know all men by these presents that the undersigned hereby constitutes and appoints Earl Doppelt, Keenan Hohol and Kelly Stark-Anderson his true and lawful attorneys-in-fact with full powers of substitution and revocation, for and in his name to do the following in respect of Walter Energy, Inc.:

(1)                       execute and deliver Forms 3, 4 and 5 (and amendments thereto) in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

(2)                       do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete execution of any such Form 3, 4 or 5 (and amendments thereto) and the timely filing of any such form with the United States Securities and Exchange Commission, the national securities exchanges, and any other authority; and

(3)                       take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form as such attorney-in-fact may approve in his discretion.

The undersigned hereby grants to each attorney-in-fact full power and authority to do and perform each and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as such attorney-in-fact might or could do if personally present, hereby ratifying and confirming all that such attorney-in-fact, or his substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.  Except for the matters set forth above, the undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned’s responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 4 or 5 with respect to Walter Energy, Inc. unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

/s/ Richard A. Donnelly
Signature

Richard A. Donnelly
Print Name

1-16-12
Date